As filed with the Securities and Exchange Commission on March 2, 2007.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Crosstex Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2235832 (I.R.S. Employer Identification Number)
2501 Cedar Springs, Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Crosstex Energy, Inc. Long-Term Incentive Plan
(Full title of the plan)

William W. Davis
Crosstex Energy GP, L.P.
2501 Cedar Springs
Dallas, Texas 75201
(Name and address of agent for service)
(214) 953-9500
(Telephone number, including area code, of agent for service)

Copy to:
Douglass M. Rayburn
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price	registration fee
Common Stock, par value $0.01 per share	990,000 shares	$32.295	$31,972,050	$982

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares of common stock that may be issuable upon any stock split, stock dividend or similar transaction with respect to these shares of common stock are also being registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of common stock as reported on The Nasdaq Global Select Market on February 27, 2007.

EXPLANATORY NOTE
PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Opinion of Baker Botts L.L.P.
Consent of KPMG LLP

EXPLANATORY NOTE
     This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, solely to register the issuance of up to 990,000 additional shares of common stock, par value $0.01 per share, of Crosstex Energy, Inc. authorized pursuant to an amendment to the Crosstex Energy, Inc. Long-Term Incentive Plan, as amended and restated on September 6, 2006 and approved by our stockholders on October 26, 2006 (the “Plan”). We previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on March 29, 2004 (File No. 333-114014) covering 1,200,000 shares of our common stock (3,600,000 shares of common stock following the three-for-one split of our outstanding shares of common stock on December 15, 2006) authorized for issuance under the Plan (the “Prior Registration Statement”). Except as supplemented by the information set forth below, the contents of the Prior Registration Statement are incorporated herein by reference.
PART II
Item 3. Incorporation of Documents by Reference.
     We incorporate by reference the following documents filed by us with the Commission:
     (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 1, 2007; and
     (2) the description of our common stock contained in Item 1 of our registration statement on Form 8-A (File No. 000-50536), filed on December 31, 2003.
     All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	—	Amended and Restated Certificate of Incorporation of Crosstex Energy, Inc., dated as of October 30, 2006 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2006 (File No. 000-50536) and incorporated herein by reference).

4.2	—	Third Amended and Restated Bylaws of Crosstex Energy, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 28, 2006 (File No. 000-50536) and incorporated herein by reference).

4.3	—	Crosstex Energy, Inc. Amended and Restated Long-Term Incentive Plan, effective as of September 6, 2006 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2006 (File No. 000-50536) and incorporated herein by reference).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 28th day of February, 2007.

CROSSTEX ENERGY, INC.
By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry E. Davis, Joe A. Davis and William W. Davis, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Barry E. Davis Barry E. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2007
/s/ Frank M. Burke Frank M. Burke	Director	February 28, 2007
/s/ James C. Crain James C. Crain	Director	February 28, 2007
/s/ Bryan H. Lawrence Bryan H. Lawrence	Chairman of the Board	February 28, 2007
/s/ Sheldon B. Lubar Sheldon B. Lubar	Director	February 28, 2007

/s/ Cecil E. Martin	Director	February 28, 2007
Cecil E. Martin
/s/ Robert F. Murchison Robert F. Murchison	Director	February 28, 2007
/s/ William W. Davis William W. Davis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2007

EXHIBIT INDEX

4.1	—	Amended and Restated Certificate of Incorporation of Crosstex Energy, Inc., dated as of October 30, 2006 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2006 (File No. 000-50536) and incorporated herein by reference).
4.2	—	Third Amended and Restated Bylaws of Crosstex Energy, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 28, 2006 (File No. 000-50536) and incorporated herein by reference).
4.3	—	Crosstex Energy, Inc. Amended and Restated Long-Term Incentive Plan, effective as of September 6, 2006 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2006 (File No. 000-50536) and incorporated herein by reference).
5.1	—	Opinion of Baker Botts L.L.P.
23.1	—	Consent of KPMG LLP.
23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on the signature page to this Registration Statement).